EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 205 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 002-27962) of my opinion dated February 26, 2020, which was filed as Exhibit (i) to Post-Effective Amendment No. 194.

/s/ Jill R. Damon
Jill R. Damon, Esq.

April 27, 2023

Boston, Massachusetts

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